                     DEAN WITTER HIGH YIELD SECURITIES INC.

                              ARTICLES OF AMENDMENT
                                     TO THE                 Exhibit 1(d) 1/19/89
                            ARTICLES OF INCORPORATION


     DEAN WITTER HIGH YIELD SECURITIES INC., a Maryland Corporation having its principal office at 111 South Calvert Street, Baltimore, Maryland 21202, c/o The Prentice-Hall Corporation System, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Charter of the Corporation is hereby amended by striking out the first paragraph of Article FIFTH of the Articles of Incorporation and inserting in lieu thereof the following:

     "FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is Four Hundred Million (400,000,000) shares, all of one class to be designated 'Common Stock' of the par value of one cent ($.01) each, and of the aggregate par value of Four Million Dollars ($4,000,000)."

     SECOND:   The Board of Directors of the Corporation, at a meeting duly convened and held on April 28, 1988, adopted a resolution in which was set forth the foregoing amendment to the Charter, adopting the said amendment of the Charter.

     THIRD:    No action by stockholders is required in order to implement the said amendment of the Charter.

     FOURTH:   (a)  The total number of shares of all classes of stock of the
Corporation heretofore authorized, and the number and par value of the shares of each class are as follows:
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                      Number of Shares        Par Value           Aggregate
Class                    Authorized           Per Share           Par Value
-----                 ----------------        ---------          ----------

Common Stock             200,000,000            $.01             $2,000,000

               (b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class are as follows:

                      Number of Shares        Par Value           Aggregate
Class                    Authorized           Per Share           Par Value
-----                 ----------------        ---------          ----------

Common Stock             400,000,000            $.01             $4,000,000

               (c) The capital stock of the Corporation is not divided into classes.

     IN WITNESS WHEREOF, DEAN WITTER HIGH YIELD SECURITIES INC. has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and its corporate seal to be hereunto affixed and attested by its Secretary on January 19, 1989.

                                          DEAN WITTER HIGH YIELD SECURITIES INC.

ATTEST:

/s/ Sheldon Curtis                           By /s/ C. Fiumefreddo
--------------------------------                ---------------------------
Sheldon Curtis                                  Charles A. Fiumefreddo
Secretary                                       President and Chief Executive
                                                Officer


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STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

     I HEREBY CERTIFY that on January 19, 1989 before me the subscriber, a notary public of the State of New York in and for the County of New York, personally appeared Charles A. Fiumefreddo, President and Chief Executive Officer of Dean Witter High Yield Securities Inc., a Maryland corporation, and in the name and on behalf of said corporation acknowledged the foregoing Articles of Amendment to be the corporate act of said corporation and further made oath in due form of law that the matters and facts set forth in said Articles of Amendment with respect to the approval thereof are true to the best of his knowledge, information and belief.

     WITNESS my hand and notarial seal, the day and year last above written.



                                   /s/ Marilyn K. Cranney
                                   -------------------------
                                   Notary Public


                                         MARILYN K. CRANNEY
                                  NOTARY PUBLIC, State of New York
                                           No. 24-4793538
                                     Qualified in King's County
                                   Commission Expires May 31, 1989

(NOTARIAL
   SEAL)


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